Exhibit 99.1

Scientific Games Announces First Quarter 2013 Results

NEW YORK, May 7, 2013 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the first quarter ended March 31, 2013.

Summary Financial Results

($ in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue	$219.6	$231.2
Operating income	11.1	24.9

Attributable EBITDA:
Continuing operations	$78.6	$86.8
Discontinued operations	0.1	(0.1)
Attributable EBITDA	$78.7	$86.7
Net (loss) income:
Continuing operations	$(12.3)	$3.9
Discontinued operations	(0.9)	(2.1)
Net (loss) income	$(13.2)	$1.8

Net (loss) income per share (basic and diluted):
Continuing operations	$(0.15)	$0.04
Discontinued operations	(0.01)	(0.02)
Net (loss) income per share	$(0.16)	$0.02

Capital expenditures	$36.3	$21.8
Free cash flow	(13.0)	0.1

Attributable EBITDA and free cash flow are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

Scientific Games sold its installed base of gaming terminals in its pub business on March 25, 2013. The results of this sale are presented as discontinued operations in the Company’s financial statements for all periods presented. All financial results referenced in this press release are for continuing operations only, unless otherwise noted.

Recent Business Highlights

▪	Northstar New Jersey Lottery Group (“Northstar New Jersey”), a joint venture in which Scientific Games will own an approximate 18% equity interest, was notified in April of the intent to award it a 15-year contract to provide marketing and sales services for the New Jersey Lottery
▪	A strategic alliance Scientific Games formed with a Panamanian company entered into a 10-year contract with the Loteria Nacional de Beneficencia of Panama (“National Lottery of Panama”) to supply instant tickets under a cooperative services program; Panama is a new jurisdiction for instant tickets and Scientific Games is the exclusive supplier of instant tickets and related services for the term of the contract
▪	Scientific Games was selected by the Delaware Lottery as primary vendor with 888 Holdings to operate internet gaming systems and services for an initial period of five years; Williams Interactive, a subsidiary of WMS Industries Inc. (NYSE: WMS) (“WMS”), will provide game content
▪	Scientific Games’ U.S. instant ticket customers’ retail sales increased 2.0% in the first quarter of 2013 compared to the prior-year period, based on third-party data

▪	Scientific Games’ U.S. lottery systems customers’ retail sales declined 14.9% in the first quarter of 2013 compared to the prior-year period, based on third-party data; results reflect impact of record Mega Millions® jackpot during the prior-year period
▪	Global Draw’s U.K. gross win per terminal per day decreased approximately 1.2% in the first quarter of 2013 compared to the prior-year period
▪	Executed a one-year contract with the Oklahoma Lottery to continue supplying lottery systems and services and instant tickets until August 2014; contract includes nine additional one-year extension options
▪	Signed a two-year contract extension with the Montana Lottery to continue supplying instant tickets until August 2015

“We are highly focused on executing on a number of significant new business developments, including our consortium’s provisional award of the Greece instant ticket concession, the launch of instant tickets in Panama, the start-up of the Properties Plus® loyalty and rewards program in Maryland, and the opportunity in New Jersey for our joint venture. We anticipate that momentum will accelerate as the year progresses based on the planned launch and ramp up of these and other incremental revenue opportunities later in 2013,” Chairman and Chief Executive Officer A. Lorne Weil commented. “In addition, we are excited about the opportunities presented by our pending acquisition of WMS, which is proceeding as expected and which we believe will be transformational for our Company.”

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "Our quarter’s results reflected challenging comparisons to the prior-year period in our lottery and gaming businesses and also included incremental costs related to the pending acquisition of WMS. Our first quarter is typically a seasonally slower quarter; however, our first quarter 2012 results benefited from a few items which caused our results to be anomalous relative to our first quarter trends historically. Looking ahead, we continue to lay the groundwork for new growth opportunities that we expect will benefit our Company.”

Business Update

We believe our U.S. lottery business performed relatively well during the first quarter of 2013 given the difficult comparisons with the same period last year when instant ticket and lottery systems retail sales of our customers grew 12.2% and 15.8%, respectively, which represented the high point of retail sales growth during 2012. The first quarter 2012 results benefited from the record $656 million Mega Millions jackpot.

While it is still early in the second quarter, instant ticket and lottery systems retail sales in the U.S. reflected an improved year-over-year percentage change in April relative to the year-over-year percentage change in the first quarter of 2013.

In Italy, instant ticket retail sales decreased 2.8% in the quarter compared to the prior-year period; however, the year-over-year percentage change in retail sales in April 2013 improved relative to the same metric for both the first quarter of 2013 and March 2013.

In China, instant ticket retail sales declined 12.5% in the first quarter of 2013 compared to the prior-year period. However, the percentage change in retail sales on a year-over-year basis has now improved for two consecutive quarters and also in April relative to the first quarter of 2013. We believe the key factors driving the sequential improvement include more appealing games, lower inventory held by retailers, increased retailer marketing and promotions and the recent introduction of games with common themes that are packaged together at retail locations to increase consumer awareness.

Our U.K. gaming business faced challenging year-over-year comparisons, including due to the loss of the William Hill contract in early 2012, and was impacted in the first quarter of 2013 by difficult economic conditions and inclement weather that reduced player activity, along with lower product sales, which can fluctuate from period to period due to their non-recurring nature. Revenue and profitability of our gaming business outside the U.K. was negatively affected by specific issues impacting two of our customers that we are working to resolve. However, it is encouraging to note that our U.K. gross win per terminal per day performance improved in each consecutive month in the first quarter. Also, we anticipate a positive response from players as we continue to roll out our new Infinity2 gaming terminals with enhanced functionality to Gala Coral. We also realized increased revenue year-over-year in the quarter from our collective U.K. LBO customers (excluding William Hill) and our interactive business, and are pleased with the positive contributions from ADS, the field service provider we acquired last year. Finally, the sale of the gaming terminals in our pub business will allow us to focus our gaming resources on our more lucrative businesses.

Northstar New Jersey, the joint venture in which we will own an approximate 18% equity interest, was recently notified of the intent to award it a contract to provide marketing and sales services for the New Jersey Lottery for a period of 15 years. Under separate arrangements with Northstar New Jersey, Scientific Games is expected to serve as the primary instant ticket supplier and have a 30% interest in the overall economics (and be responsible for 30% of the capital requirements) associated with the supply of instant tickets, lottery systems and services and potentially a player loyalty and rewards program. We are excited about this opportunity as we have never been a primary supplier to New Jersey and therefore have not had the level of lottery-related supply revenue that is expected from this opportunity in the future. In the New Jersey Lottery’s latest reported fiscal year, instant ticket retail sales were approximately $1.4 billion and the lottery purchased approximately $16.7 million of instant tickets from vendors. The contract award is subject to a protest filed by the Communication Workers of America, the union that represents lottery workers.

We are very pleased that a strategic alliance we formed with a company in Panama entered into a 10-year instant ticket cooperative services contract with the National Lottery of Panama, and look forward to commencing operations later this year. Currently, traditional draw-based lottery games are the only lottery offering in Panama; we will be launching the first instant ticket product into the marketplace. This is an important opportunity to demonstrate how the products, technology and best practices we use around the world can be successfully deployed in selling instant tickets in Panama to help grow our customer’s lottery business.

Last week we announced that Scientific Games had been selected with its partners as the primary vendor team to operate internet gaming systems and services for the Delaware State Lottery. Delaware is the first U.S. state to implement comprehensive intrastate iGaming including poker, slots and bingo. For this bid, we teamed up with 888 and Williams Interactive, a subsidiary of WMS, to provide a full turnkey solution for the gaming platform, content and operational services. This joint effort combines 888's decade-long experience at the forefront of the online gaming industry with Scientific Games' proven ability to provide added value, turnkey solutions to government-sponsored and commercial gaming operators, and Williams Interactive's premium iGaming products and services. We believe this joint effort with WMS is a prime example of the type of opportunities that can be achieved by Scientific Games' acquisition of WMS.

We are pleased with the progress we have been making toward our pending acquisition of WMS. A meeting of WMS’ stockholders to consider and vote on the proposed merger has been scheduled for May 10, 2013. We have filed applications (or otherwise provided the required documentation or information) in each of the jurisdictions in which we are seeking gaming regulatory approval prior to closing the merger. We continue to make progress in our integration planning efforts and have engaged an integration consultant experienced in the gaming industry. The completion of the WMS acquisition remains subject to the approvals of WMS stockholders and gaming regulatory authorities and other customary closing conditions, and there can be no assurance that the merger will be completed.

In connection with the pending WMS acquisition, we incurred regulatory costs, professional fees and other expenses totaling approximately $3.8 million in the first quarter of 2013, with additional transaction-related fees and expenses anticipated to be incurred throughout the balance of 2013.

First Quarter 2013 Operating Results by Segment

($ in millions)

	Revenue		Operating Income (Loss)
	Three Months Ended March 31,		Three Months Ended March 31,
	2013	2012	2013	2012
Printed Products	$126.3	$125.5	$33.9	$35.1
Lottery Systems	58.2	64.5	1.9	8.3
Gaming	35.1	41.2	(1.5)	3.7

Printed Products

Revenue

•	Results reflected a $1.3 million increase in revenue from international customers that purchase tickets on a percentage of sales basis, the acquisition of Provoloto, and a $2.9 million increase in our licensed properties business primarily driven by new Properties Plus® contracts
•	Offsetting these increases were $4.8 million of lower U.S. and international revenue from price-per-thousand customers, along with a $2.0 million decrease in sales to U.S. customers that purchase tickets on a percentage of sales basis, largely reflecting challenging comparisons with the strong retail sales levels in the prior-year period

Operating Income

•	Operating income decrease primarily reflected:
o	$1.5 million increase in selling, general and administrative expenses principally due to incremental overhead from the acquisition of Provoloto and a $2.2 million insurance recovery in the prior-year period, partially offset by lower incentive compensation expense in the current-year period
o	$1.0 million increase in depreciation and amortization primarily related to licensing brands
•	The decrease in operating income was partially offset by the $1.5 million impact of a more profitable revenue mix

Lottery Systems

Revenue

•	Sales revenue decreased $3.3 million, largely due to lower sales to international customers, which can fluctuate from period to period due to their non-recurring nature
•	Service revenue decreased $3.0 million, primarily due to challenging retail sales comparisons with the prior-year period when our U.S. customer base benefited from a record $656 million Mega Millions jackpot

Operating Income

•	Decrease in operating income primarily reflected:
o	$4.0 million impact of lower and less profitable revenue mix
o	$2.0 million increase in depreciation and amortization related to new terminal hardware in China and the amortization of new technology development costs

Gaming

Revenue

•	The service revenue decrease primarily reflected:
o	$2.0 million from the loss of the William Hill contract in 2012
o	$1.0 million decline in revenue from a customer in Puerto Rico
o	$0.9 million decrease in revenue from a customer in Italy, where Barcrest machines were deactivated in the second quarter of 2012
•	The decline in service revenue was partially offset by revenue from the acquisition of ADS and increased revenue from U.K. LBO (excluding William Hill) and interactive customers
•	The decline in sales revenue primarily reflected lower sales of Barcrest’s gaming terminals, which can fluctuate from period to period due to their non-recurring nature

Operating Income

•	Decrease in operating income was principally due to:
o	$3.7 million impact of lower and less profitable revenue mix
o	$2.3 million increase in selling, general and administrative expenses
•	The less profitable revenue mix was primarily attributable to:
o	Loss of $2.0 million in revenue from William Hill
o	$1.9 million decrease in revenue from our customers in Puerto Rico and Italy, while incurring costs associated with our Puerto Rico customer
•	Increase in selling, general and administrative expenses was primarily due to $2.0 million in legal fees and expenses related to our gaming business in Italy and severance costs

First Quarter 2013 Consolidated Financial Results – Other information

Net Income

•	The decline in net income reflected the decrease in operating income and the following:
o	$2.7 million decrease in earnings from equity investments, primarily due to lower results from RCN, China and Italy
o	$1.5 million decrease in other income principally driven by increase in foreign exchange transaction expense
•	The decline was partially offset by a $2.0 million decrease in income tax expense

EBITDA from Equity Investments

•	EBITDA from equity investments declined by $1.4 million, reflecting lower results from Italy, China and RCN

Liquidity and Capital Resources

•	At March 31, 2013, cash and cash equivalents of $90.0 million and availability under revolving credit facility of $205.7 million
•	Total debt of $1,467.7 million as of March 31, 2013 compared to $1,468.2 million at December 31, 2012
•	Free cash flow for the first quarter was ($13.0) million, compared to $0.1 million in prior-year quarter, principally reflecting a $14.5 million increase in total capital expenditures primarily related to the purchase of gaming terminals and press upgrades in the U.S.
•	Received $2.2 million in cash dividends from equity investments in first quarter of 2013

Pending Acquisition of WMS Industries Inc.

As previously announced on January 31, 2013, Scientific Games entered into an agreement to acquire WMS for $26.00 in cash per common share, or approximately $1.5 billion in the aggregate.

Completion of the transaction remains subject to approvals by WMS’ stockholders and gaming regulatory authorities and other customary closing conditions. WMS has scheduled a special meeting of WMS' stockholders on May 10, 2013 to consider and vote on the proposed merger. Scientific Games and WMS have filed applications (or otherwise provided the required documentation or information) in each of the approximately 50 jurisdictions where gaming regulatory approval is a condition to closing or have received confirmation that receipt of such approval is not required prior to closing. Scientific Games has also received notice from the Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the merger, which satisfied the related closing condition. Scientific Games has obtained commitments for a term loan facility of $2.3 billion and a revolving credit facility of $300 million to finance the acquisition and continues to expect the transaction to close by the end of 2013. However, no assurance can be given that the merger will be completed.

Conference Call Details

Scientific Games will host a conference call today at 5:00 pm Eastern Time to review these results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please dial (866) 318-8615 (U.S. and Canada) or (617) 399-5134 (international). The conference ID is 15769477.

A presentation summarizing the results will also be provided in the Investor Information section on our website prior to the conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming terminals and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of our Northstar Illinois joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois Lottery; failure of our Northstar New Jersey joint venture to enter into an agreement to provide marketing and sales services to the New Jersey Lottery (including as a result of the pending protest) or to meet the net income targets or other requirements under any such agreement or otherwise to realize the anticipated benefits under any such agreement; the seasonality of our business; inability to obtain the approvals required to complete the merger with WMS Industries Inc. (“WMS”); failure to complete the merger with WMS or, if completed, failure to achieve the intended benefits of such merger or disruption of our current plans and operations; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform under our contracts; resolution of pending or future litigation; labor matters and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). For purposes of calculating our financial ratios under the credit agreement, consolidated EBITDA is calculated over a trailing period of four consecutive fiscal quarters and more recent adjustments may replace older adjustments within such four-quarter period, subject to any caps specified in the credit agreement with respect to particular categories of adjustments (as discussed below). Accordingly, the aggregate amount of any such adjustments within a particular category reported in our quarterly earnings releases over a four-quarter period may exceed such cap over such period (but will not exceed such cap in any particular quarter). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement and revised as part of the August 25, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to “consolidated EBITDA” in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in “consolidated EBITDA” prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012). “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by reference to the full text of such definitions in our credit agreement, which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investees’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investees’ earnings financial items that management believes have less bearing on the Company’s and its equity investees’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is through its equity investments. Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investees’ earnings financial items that management believes have less bearing on the equity investments’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement. Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account changes in applicable accounting rules during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue:
Instant tickets	$122,813	$123,324
Services	81,767	86,905
Sales	15,008	20,965
Total revenue	219,588	231,194

Operating expenses:
Cost of instant tickets (1)	68,194	69,963
Cost of services (1)	46,233	43,303
Cost of sales (1)	10,291	16,927
Selling, general and administrative	50,641	45,298
Employee termination and restructuring	331	2,304
Depreciation and amortization	32,769	28,468
Operating income	11,129	24,931
Other income (expense):
Interest expense	(25,008)	(24,898)
Earnings from equity investments	6,136	8,845
Other income (expense), net	(998)	522
Total other expense	(19,870)	(15,531)
Income (loss) before income tax expense	(8,741)	9,400
Income tax expense	3,546	5,532
Net income (loss) from continuing operations	$(12,287)	$3,868

Discontinued operations:
Loss from discontinued operations	$(1,911)	$(2,670)
Other income (expense)	(45)	(44)
Gain on sale of assets	828	-
Income tax benefit (expense)	262	665
Net loss from discontinued operations	$(866)	$(2,049)

Net income (loss)	$(13,153)	$1,819

Basic earnings per share:
Continuing operations	$(0.15)	$0.04
Discontinued operations	(0.01)	(0.02)
Basic net income (loss)	$(0.16)	$0.02

Diluted earnings per share:
Continuing operations	$(0.15)	$0.04
Discontinued operations	(0.01)	(0.02)
Diluted net income (loss)	$(0.16)	$0.02

Weighted average number of shares:
Basic shares	84,607	92,484
Diluted shares	84,607	94,224

(1)	Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	March 31,	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$90,019	$109,015
Other current assets	345,290	375,648
Property and equipment, net	380,684	376,877
Equity investments	312,069	316,234
Other long-term assets	1,006,164	1,009,134
Total assets	$2,134,226	$2,186,908

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$16,895	$16,458
Other current liabilities	218,020	239,889
Long-term debt, excluding current portion	1,450,847	1,451,708
Other long-term liabilities	132,314	114,062
Stockholders' equity	316,150	364,791
Total liabilities and stockholders' equity	$2,134,226	$2,186,908

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

(Unaudited, in thousands)

	Three Months Ended March 31, 2013
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$122,813	$-	$-	$-	$122,813
Services	-	50,032	31,735	-	81,767
Sales	3,474	8,161	3,373	-	15,008
Total revenue	126,287	58,193	35,108	-	219,588
Cost of instant tickets (1)	68,194	-	-	-	68,194
Cost of services (1)	-	29,258	16,975	-	46,233
Cost of sales (1)	2,443	5,729	2,119	-	10,291
Selling, general and administrative	11,668	6,940	7,137	19,056	44,801
Stock-based compensation	806	598	449	3,987	5,840
Employee termination and restructuring	331	-	-	-	331
Depreciation and amortization	8,972	13,758	9,879	160	32,769
Operating income (loss) from continuing operations	$33,873	$1,910	$(1,451)	$(23,203)	$11,129

	Three Months Ended March 31, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$123,324	$-	$-	$-	$123,324
Services	-	53,006	33,899	-	86,905
Sales	2,163	11,471	7,331	-	20,965
Total revenue	125,487	64,477	41,230	-	231,194
Cost of instant tickets (1)	69,963	-	-	-	69,963
Cost of services (1)	-	29,359	13,944	-	43,303
Cost of sales (1)	1,410	7,955	7,562	-	16,927
Selling, general and administrative	10,193	6,510	4,877	17,975	39,555
Stock-based compensation	822	543	357	4,021	5,743
Employee termination and restructuring	-	-	2,304	-	2,304
Depreciation and amortization	8,003	11,798	8,518	149	28,468
Operating income (loss) from continuing operations	$35,096	$8,312	$3,668	$(22,145)	$24,931

(1)	Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012

Net income (loss) from continuing operations	$(12,287)	$3,868
Add: Income tax expense	3,546	5,532
Add: Depreciation and amortization	32,769	28,468
Add: Interest expense	25,008	24,898
Add: Early extinguishment of debt	-	-
Add/Less: Other (income) expense	998	(522)
EBITDA from continuing operations	$50,034	$62,244

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$-	$-
Add: Amortization of Intangibles	-	-
Add: Earn-outs for Permitted Acquisitions	-	-
Add: Extraordinary Charges or Losses under GAAP	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,840	5,743
Add: Deferred Contingent Compensation Expense	-	-
Add: Non-Recurring Write-Offs under GAAP	-	-
Add: Acquisition Advisory Fees	42	-
Add: Specified Permitted Add-Backs (2)	6,073	2,456
Add: Italian Concession Obligations	-	-
Add: Racing Disposition Charges and Expenses	-	-
Add: Playtech Royalties and Fees	2,196	1,602
Less: Interest Income	(93)	(29)
Less: Extraordinary Income or Gains under GAAP	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other (income) expense (3)	(998)	522
Less: Early extinguishment of debt	-	-
Less: Earnings from equity investments	(6,136)	(8,845)
Add: EBITDA from equity investments	21,677	23,105
Attributable EBITDA from continuing operations	78,635	86,798
Attributable EBITDA from discontinued operations	59	(65)
Attributable EBITDA	$78,694	$86,733

EBITDA from equity investments (4):
Earnings from equity investments	$6,136	$8,845
Add: Income tax expense	3,143	3,779
Add: Depreciation and amortization	11,163	9,585
Add: Interest expense, net of other	1,235	896
EBITDA from equity investments	$21,677	$23,105

EBITDA from discontinued operations
Net income (loss) from discontinued operations	$(866)	$(2,049)
Add: Income tax (benefit) expense	(262)	(665)
Add: Depreciation and amortization	597	2,050
Add: Credit agreement adjustments	590	599
EBITDA from discontinued operations	$59	$(65)

(1)	Amounts reflect write-off of unamortized deferred financing costs in connection with early extinguishment of debt and other debt-related fees and charges.
(2)	Amounts include management transition expenses, transaction expenses and restructuring expenses.
(3)	Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4)	EBITDA from equity investments includes results from the Company's participation in Lotterie Nazionali S.r.l., Roberts Communications Network, LLC, Beijing CITIC Scientific Games Technology Co., Ltd., Sportech Plc, Sciplay (through January 23, 2012), Beijing Guard Libang Technology Co., Ltd. and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012

Net cash provided by operating activities	$23,235	$21,924

Less: Capital expenditures	(7,346)	(1,958)
Less: Lottery and gaming systems expenditures	(16,856)	(7,393)
Less: Other intangible assets and software expenditures	(12,078)	(12,446)
Total Capital Expenditures	$(36,280)	$(21,797)

Free cash flow	$(13,045)	$127

For the first quarter ended March 31, 2013, the Company received no return of capital payments from its equity investments. For the first quarter ended March 31, 2012, the Company received return of capital payments from its equity investment in ITL of $2.2 million.

These items were not included in the Company's Free Cash Flow metric.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(Unaudited, in millions, except terminals and ASP)

	Three Months Ended March 31,
	2013	2012

Italy - Gratta e Vinci (1):
Retail Sales (Euros) (1)	2,546	2,620

China - China Sports Lottery (1):
Retail Sales (RMB)	3,900	4,459
Tickets Sold	501	605
ASP (RMB)	7.78	7.36

	As of March 31,
Terminal installed base at end of period:	2013	2012
Global Draw	26,734	26,553
Games Media	-	3,353
Barcrest	3,017	4,662

(1)	Information provided by third-party lottery operators.